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                                                                    Exhibit 31.2

                                 CERTIFICATION

I, Dennis H. Bunt,certify that:

1. I have reviewed this Amended Quarterly Report on Form 10-Q/A of Authentidate Holding Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Intentionally omitted.

4. Intentionally omitted.

5. Intentionally omitted.

Date: December 27, 2005                          Name:  /s/Dennis H. Bunt
                                                        -----------------------
                                                 Title: Chief Financial Officer